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                                                                    Exhibit 12.1

                           BERRY PLASTICS CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (in Thousands)

                                                                      Fiscal                              Thirty-nine weeks ended
                                        --------------------------------------------------------------   --------------------------
                                                                                                          September       September
       (Dollars in thousands)              1998         1999         2000          2001         2002       28, 2002        27, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Earnings:
   Income (loss) before income taxes    $  (7,819)    $ (8,584)    $ (22,227)    $ (1,361)    $ (3,990)   $ (31,659)       $ 21,364
   Interest expense                        35,555       40,819        51,457       54,355       49,254       37,495          33,794
   Interest portion of rental expense       1,805        2,427         3,061        2,764        3,254        2,511           2,629
                                        -------------------------------------------------------------------------------------------
      Earnings                          $  29,541     $ 34,662     $  32,291     $ 55,758     $ 48,518    $   8,347        $ 57,787
                                        ===========================================================================================
Fixed Charges:
   Interest expense                     $  34,778     $ 39,372     $  49,750     $ 53,766     $ 48,410    $  36,763        $ 33,063
   Interest portion of rental expense       1,805        2,427         3,061        2,764        3,254        2,511           2,629
                                        -------------------------------------------------------------------------------------------
      Fixed charges                     $  36,583     $ 41,799     $  52,811     $ 56,530     $ 51,664    $  39,274        $ 35,692
                                        ===========================================================================================
   Ratio (Deficiency) of earnings to
       cover fixed charges                    0.8x         0.8x          0.6x         1.0x         0.9x         0.2x            1.6x
                                        ===========================================================================================